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                                                                      EXHIBIT 11

                  CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              EXHIBIT TO FORM 10-Q

                            FOR THE NINE MONTHS ENDED
                           FEBRUARY 28, 1998 AND 1997

                      COMPUTATION OF LOSS PER COMMON SHARE
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                            Nine Months Ended
                                                     ---------------------------------
                                                     February 28,         February 28,
                                                         1998                 1997
                                                     ------------         -----------
Primary fully diluted:
Net Loss                                             $   (97,300)         $  (101,837)
  Subsidiary preferred stock dividend                     (3,777)              (3,599)
                                                     -------------        -----------
Loss applicable to co.mmon shares                    $   (101,077)        $  (105,436)
                                                     =============        ============
Average number of common shares and
  common share equivalents outstanding

    Average number of common shares
      outstanding during the period                    74,859,000          74,196,000
    Add common share equivalents -
      Options to purchase common shares - net             948,000              45,000
                                                    -------------         ------------
Average number of common shares and
  common share equivalents                             75,807,000 (A)       74,241,000 (A)
                                                    =============         ============
Loss per common share                               $       (1.33)(A)     $      (1.42)(A)
                                                    =============         ============

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(A)     In accordance with SFAS No. 128 the inclusion of common share equivalents in the computation of earnings per share need not be considered if the effect is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include the common share equivalents as their effect is anti-dilutive.





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